UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into the Securities Purchase Agreement and Promissory Note

On October 13, 2023, EzFill Holdings, Inc. (the “Company”) and AJB Capital Investments, LLC (“AJB” or the “Investor”) entered into a securities purchase agreement (the “Agreement”) wherein the Company agreed to issue a promissory note in the principal amount of $320,000 (the “Note”), convertible following an event of default into shares of common stock, par value $0.0001 per share, (the “Common Stock”) of the Company. The Note has an original issue discount of $48,000 (the “OID”), to cover the Investor’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance. The purchase price will be $272,000, computed as follows: the Principal Amount minus the OID (the “Purchase Price”). AJB holds approximately 9% of the Company’s issued and outstanding Common Stock.

On the closing date, the Investor paid a purchase price of $272,000 to the Company and the Company delivered the executed note along with 260,000 shares of its Common Stock (the “Commitment Fee Shares”). Pursuant to the Note, the Company agreed to reserve 460,000 shares for issuance upon a conversion of the Note. The Company will hold a special meeting of shareholders, which may also be at the annual meeting of shareholders, on or before the 60th day following the date of the Agreement in order to obtain shareholder approval. The Agreement was executed in reliance upon Regulation D, the Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

The Note is convertible into shares of the Company’s Common Stock following an event of default. The Note has an interest rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted under law from the due date thereof until the same is paid (the “Default Interest”). Default Interest will begin accruing upon an event of default and will be computed on the basis of a 360-day year and the actual number of days elapsed. The principal amount, along with any other amounts, will be due on January 13, 2024. The Note can be prepaid in whole or in part without penalty.

The Investor has the right, only following an Event of Default and ending on the date of payment of the default, to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s Common Stock, as such Common Stock exists on the date of issuance of the shares underlying the Note, or any shares of capital stock or other securities of the Company into which such Common Stock shall thereafter be changed or reclassified (the “Conversion Shares”).

The conversion price shall equal (x) until the date of approval of the holders of a majority of the Company’s outstanding voting Common Stock: (a) $1.23 (the “Nasdaq Minimum Price”) and (b) the lower of the average VWAP over the ten (10) trading day period either (i) ending on date of conversion of the Note or (ii) the date hereof and (y) following the date of the Shareholder Approval, the greater of the average VWAP over the ten (10) Trading Day period either (i) ending on the date of conversion of this Note or (ii) $0.20 (the “Floor Price”). No conversion may be effected under this Note at a price per share less than the Floor Price, notwithstanding the receipt of approval from the Company’s shareholders.

The Note is subject to adjustment upon certain events such as distributions and mergers, and has anti-dilution protections for issuance of securities by the Company at a price that is lower than the then-current conversion price except for certain exempt issuances. In addition, if, at any time while the Note is issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, or securities pro rata to the record holders of any class of Common Stock, then the Investor will be entitled to acquire, upon the terms applicable to such sales, the aggregate number of shares it could have acquired if the Note had been converted.

On October 13, 2023, the Company and its transfer agent, Worldwide Stock Transfer, entered into an irrevocable letter agreement with respect to the issuance of 260,000 Commitment Shares and the reservation of 460,000 shares of Common Stock of the Company to be issued upon conversion of the Note.

Upon the Investor’s request, the Company will instruct its transfer agent to issue from time to time following Closing certificate(s) or book entry statement(s) for an aggregate amount of 260,000 shares of Common Stock, such that the Investor will never be in possession of more than 9.99% of the issued and outstanding Common Stock of the Company; provided, however that (i) this ownership restriction described in the Agreement can be waived by the Investor, in whole or in part, upon 61 days’ prior written notice, (ii) the Company will not issue such shares until such time as Investor’s ownership is less than 9.99%, or (iii) upon request by Investor, the Company shall issue pre-funded warrants providing the Investor with the same economic benefits as if the shares had been issued to it.

Second Amendment to Securities Purchase Agreement

Also on October 13, 2023, the Company and AJB entered into a second amendment to the security agreement (the “Amendment”), which amends the security agreement dated April 19, 2023, pursuant to which the Company granted a security interest in its assets to secure the obligations of the Company in respect to that promissory note in the principal amount of $1,500,000, as amended on May 17 and August 3, 2023. The security agreement was previously amended on September 22, 2023. The second amendment to the security agreement revises the Obligations definition in Section 1 to include the new agreements.

The information set forth above is qualified in its entirety by reference to the Agreement, the Note and the Amendment, which are incorporated herein by reference and attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits3

Exhibit No.	Description
10.1+	Securities Purchase Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
10.2+	Promissory Note dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
10.3	Second Amendment to the Security Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2023

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer